PROMISSORY NOTE

     Principal                 Loan Date    Maturity       Loan No   Call
     Collateral
     $3,430.000.00             12/20/95     02/29/2000
     Account       Officer Initials
       176857108      048

     Borrower: ANALYTICAL SURVEYS, INC., A COLORADO CORPORATION
               1935 JAMBOREE DRIVE
               COLORADO SPRINGS, CO 80920

     Lender:   BANK ONE, COLORADO, N.A.
               Colorado Springs Banking Center
               2696 South Colorado Blvd.
               DENVER , CO 80222

     PROMISE TO PAY. ANALYTICAL SURVEYS, INC., A COLORADO CORPORATION ("Borrower") promises to pay to BANK ONE, COLORADO, N.A. ("Lender"), or order, in lawful money of the United States of America, the principal amount of Three Million Four Hundred Thirty Thousand & 00/100 Dollars ($3,340,000.00), together with interest on the unpaid principal balance from December 20, 1995, until paid in full.

     PAYMENT. Subject to any payment changes resulting from changes in the Index, Borrower will pay this loan in accordance with the following payment schedule:

     11 consecutive monthly principal and interest payments in the initial amount of $56,061.80 each, beginning January 29, 1996, with interest calculated on the unpaid principal balances at an interest rate of 0.600 percentage points over the Index described below; 12 consecutive monthly principal and interest payments in the initial amount of $56,629.72 each, beginning December 29, 1996, with interest calculated on the unpaid principal balances at an interest rate of 0.600 percentage points over the Index described below; 26 consecutive monthly principal and interest payments in the initial amount of $57,356.63 each, beginning December 29, 1997, with interest calculated on the unpaid balances at an interest rate of 0.600 percentage points over the Index described below; and 1 principal and interest payment in the initial amount of $1,685,552.37 on February 29, 2000, with interest calculated on the unpaid principal balances at an interest rate of 0.600 percentage points over the Index described below. This estimated final payment is based on the assumption that all payments will be made exactly as scheduled and that the Index does not change; the actual final payment will be for all principal and accrued interest not yet paid, together with any other unpaid amounts under this Note.

     Interest on this Note is computed on a 365/360 simple interest basis; that is, by applying the ratio of the annual interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. Borrower will pay Lender at Lender's address shown above or at such other place as Lender may designate in writing. Unless otherwise agreed or required by applicable law, payments will be applied first to accrued unpaid interest, then to principal and any remaining amount to any unpaid collection costs and late charges.

     VARIABLE INTEREST RATE. The interest rate on this Note is subject to change from time to time based on changes in an Index which is the LENDER'S


     PRIME RATE (the "Index"). PRIME RATE IS THE LENDER'S BASE LENDING RATE AS ANNOUNCED BY THE LENDER FROM TIME TO TIME AT ITS SOLE DISCRETION. AT ANY GIVEN TIME, THE LENDER MAY MAKE LOANS, AT, ABOVE, OR BELOW ITS PRIME RATE. Lender will tell Borrower the current Index rate upon Borrower's request. Borrower understands that Lender may make loans based on other rates as well. The interest rate change will not occur more often than each DAY. The Index currently is 8.750% per annum. The interest rate or rates to be applied to the unpaid principal balance of this Note will be the rate or rates set forth above in the "Payment" section. NOTICE: Under no circumstances will the interest rate on this Note be more than the maximum rate allowed by applicable law. Whenever increases occur in the interest rate, Lender, at its option, may do one or more of the following: (a) increase Borrower's payments to ensure Borrower's loan will pay off by its original final maturity date, (b) increase Borrower's payments to cover accruing interest, (c) increase the number of Borrower's payments, and (d) continue Borrower's payments at the same amount and increase Borrower's final payment.

     PREPAYMENT; MINIMUM INTEREST CHARGE. Borrower agrees that all loan fees and other prepaid finance charges are earned fully as of the date of the loan and will not be subject to refund upon early payment (whether voluntary or as a result of default), except as otherwise required by law. In any event, even upon full prepayment of this Note, Borrower understands that Lender is entitled to a minimum interest charge of $25.00. Other than Borrower's obligation to pay any minimum interest charge, Borrower may pay without penalty all or a portion of the amount owed earlier than it is due.

     DEFAULT. Borrower will be in default if any of the following happens: (a) Borrower fails to make any payment when due and fails to cure such default within three (3) business days after notice from Lender. (b) Borrower breaks any promise Borrower has made to Lender, or Borrower fails to comply with or to perform when due any other term, obligation, covenant, or condition contained in this Note or any agreement related to this Note, or in any other agreement or loan Borrower has with Lender. (c) Borrower defaults under any loan, extension of credit, security agreement, purchase or sales agreement, or any other agreement, in favor of any other creditor or person that may materially affect any of Borrower's property or Borrower's ability to repay this note or perform Borrower's obligations under this Note or any of the Related Documents. (d) Any representation or statement made or furnished to Lender by Borrower or on Borrower's behalf is false or misleading in any material respect either now or at the time made or furnished. (e) Borrower becomes insolvent, a receiver is appointed for any part of Borrower's property, Borrower makes an assignment for the benefit of creditors, or any proceeding is commenced either by Borrower or against Borrower under any bankruptcy or insolvency laws. (f) Any creditor tries to take any of Borrower's property on or in which Lender has a lien or security interest. Provided , however, that this event of default shall not apply if there is a good faith dispute by the Borrower or Grantor, as the case may be, as to the validity or reasonableness of the claim which is basis of the creditor proceeding and if Borrower or Grantor gives Lender written notice of the creditor proceedings and furnishes reserves for a surety for the creditor proceedings satisfactory to Lender. This includes a garnishment of any of Borrower's accounts with Lender (g) Any of the events described in this default section occurs with respect to any guarantor of this Note. (h) A material adverse change occurs in Borrower's financial condition, or Lender believes the prospect of payment or performance of the Indebtedness is impaired.

     LENDER'S RIGHTS. Upon default, Lender may declare the entire unpaid principal balance on this Note and all accrued unpaid interest immediately due, without notice, and then Borrower will pay that amount. Upon default, including failure to pay upon final maturity, Lender, at its option, may also, if permitted under applicable law, do one or both of the following:
     (a) increase the variable interest rate on this Note to 25.000% per annum, and (b) add any unpaid accrued interest to principal and such sum will bear interest therefrom until paid at the rate provided in this Note (including any increased rate). The interest rate will not exceed the maximum rate permitted by applicable law. Lender may hire or pay someone else to help collect this Note if Borrower does not pay. Borrower also will pay Lender that amount. This includes subject to any limits under applicable law, Lenders reasonable attorneys' fees and Lender's legal expenses whether or not there is a lawsuit, including reasonable attorneys fees and legal expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), appeals, and any anticipated post-judgment collection services. If not prohibited by applicable law, Borrower also will pay any court costs, in addition to all other sums provided by law. This Note has been delivered to Lender and accepted by Lender in the State of Colorado. If there is a lawsuit, Borrower agrees upon Lender's request to submit to the jurisdiction of the courts of EL PASO County, the State of Colorado. Lender and Borrower hereby waive the right to any jury trial in any action, proceeding, or counterclaim brought by either Lender or Borrower against the other. This Note shall be governed by and construed in accordance with the laws of the State of Colorado.

     RIGHT OF SETOFF. Borrower grants to Lender a contractual possessory security interest in, and hereby assigns, conveys, delivers, pledges, and transfers to Lender all Borrower's right, title and interest in and to, Borrower's accounts with Lender (whether checking, savings, or some other account), including without limitation all accounts held jointly with someone else and all accounts Borrower may open in the future, excluding however all IRA, Keogh, and trust accounts. Borrower authorizes Lender, to the extent permitted by applicable law, to charge or setoff all sums owing on this Note against any and all such accounts.

     GENERAL PROVISIONS. Lender may delay or forgo enforcing any of its rights or remedies under this Note without losing them. Borrower and any other person who signs, guarantees or endorses this Note, to the extent allowed by law, waive presentment, demand for payment, protest and notice of dishonor. Upon any change in the terms of this Note, and unless otherwise expressly stated in writing, no party who signs this Note, whether as maker, guarantor, accommodation maker or endorser, shall be released from liability. All such parties agree that Lender may renew or extend (repeatedly and for any length of time) this loan, or release any party or guarantor or collateral; or impair, fail to realize upon or perfect Lender's security interest in the collateral; and take any other action deemed necessary by Lender without the consent of or notice to anyone. All such parties also agree that Lender may modify this loan without the consent of or notice to anyone other than the party with whom the modification is made.

     PRIOR TO SIGNING THIS NOTE, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS NOTE, INCLUDING THE VARIABLE INTEREST RATE PROVISIONS. Borrower AGREES TO THE TERMS OF THE NOTE AND ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THE NOTE.

     BORROWER:

     ANALYTICAL SURVEYS INC., A COLORADO CORPORATION


     BY:_____________________________BY:_/s/ Sidney V. Corder_____
        JOHN A.THORPE, Chairman        SIDNEY V.CORDER, President

     BY:__/s/ Scott C. Benger________
        SCOTT C. BENGER, Vice President

     ___________________________________________________________________________

     Additionally, this Promissory Note includes the following:


     Creditor of Forfeiture Proceedings. However, this Event of Default shall not apply if there is a good faith dispute by Borrower or Grantor, as the case may be, as to the validity or reasonableness of the claim which is the basis of the creditor or forfeiture proceeding, and if Borrower or Grantor gives Lender written notice of the creditor or forfeiture proceeding and furnishes reserves or a surety bond for the creditor or forfeiture proceeding satisfactory to Lender.

     Right to Cure. If any default, other than a Default on Indebtedness, is curable and if Borrower or Grantor, as the case may be, has not been given a notice of a similar default within the preceding twelve (12) months, it may be cured (and no Event of Default will have occurred) if Borrower or Grantor, as the case may be, after receiving written notice from Lender demanding cure of such default: (a) cures the default within thirty (30) days; or (b) if the cure requires more than thirty (30) days, immediately initiates steps which Lender deems in Lender's sole discretion to be sufficient to cure the default and thereafter continues and completes all reasonable and necessary steps sufficient to produce compliance as soon as reasonably practical.

     Analytical Surveys, Inc., A Colorado Corporation

     By:______________________________
        John A. Thorpe, Chairman
     By:_/s/Sidney V. Corder____________
        Sidney V. Corder, President
     By:_/s/ Scott C. Benger__________
        Scott C. Benger, Vice President

     Bank One, Colorado N.A.
     By:__/s/ Thomas D. Young__________
        Thomas D. Young, Sr. Vice President